Exhibit 10.35

OSI RESTAURANT PARTNERS, LLC
HCE DEFERRED COMPENSATION PLAN

OSI Restaurant Partners, LLC, a Delaware limited liability company, on behalf of itself and its Subsidiaries (the "Company"), hereby establishes this HCE Deferred Compensation Plan (the "Plan"), effective October 1, 2007, for the purpose of attracting, retaining and rewarding high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive's retirement. The Plan is intended and shall be interpreted to comply in all respects with Internal Revenue Code ("Code") Section 409A and those provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees."

ARTICLE 1
Definitions

1.1     Account(s) shall mean the bookkeeping account or accounts established for a particular Participant pursuant to Article 3 of the Plan.

1.2           Administrator shall mean the person or persons appointed by the Company to administer the Plan pursuant to Article 8 of the Plan.

1.3           Base Salary shall mean the Participant's base annual salary excluding incentive and discretionary bonuses and other non-regular forms of compensation, before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company.

1.4     Beneficiary shall mean the person or entity designated as such in accordance with Article 7 of the Plan.

1.5           Bonus shall mean any amount paid to the Participant by the Company in the form of a discretionary or incentive compensation or any other bonus designated by the Administrator before reductions for contributions to or deferrals under any pension, deferred compensation or benefit plans sponsored by the Company.

1.6           Code shall mean the Internal Revenue Code of 1986, , as amended, and Treasury regulations and applicable authorities promulgated thereunder.

1.7     Company shall mean OSI Restaurant Partners, LLC acting on behalf of itself and designated Subsidiaries. Any action required by the Company under the terms of the Plan may be taken by the Administrator or such other person(s) or entity(ies) duly authorized by OSI Restaurant Partners, LLC to act on its behalf.

1.8	Company Contribution(s) shall mean the contributions by the Company to a Participant's Account pursuant to Article 2 of the Plan.

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1.9            Company Contribution Account shall mean an Account established for a Company Contribution pursuant to Section 3.1.

1.10           Crediting Rate shall mean the notional gains and losses credited on the Participant's Account balance pursuant to Section 3.3 of the Plan.

1.11           Disabled, or Disability shall mean, consistent with the requirements of Code Section 409A, that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant's employer. The Administrator may require that the Participant submit evidence of such qualification for disability benefits in order to determine Disability under this Plan.

1.12           Eligible Employee shall mean a key management level or highly compensated employee of the Company who is designated by the Administrator to be eligible to participate in the Plan.

1.13           ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, including Department of Labor and Treasury regulations and applicable authorities promulgated thereunder.

1.14           Participant shall mean an Eligible Employee who has elected to participate and has executed a Participation Election Form pursuant to Article 2 of the Plan.

1.15           Participation Election Farm shall mean the written agreement to make a deferral submitted by the Participant to the Administrator on a timely basis pursuant to Article 2 of the Plan. The Participant Election Form may take the form of an electronic communication followed by appropriate written confirmation according to specifications established by the Administrator.

1.16           Plan Year shall mean the calendar year

1.17     Retirement Account shall mean an Account established pursuant to Section 3.1 which is scheduled to commence on Termination of Employment.

1.18           Scheduled Distribution shall mean a distribution elected by the Participant pursuant to Article 4 of the Plan.

1.19           Scheduled Distribution Account shall mean an Account established pursuant to Sections 3.2 which is scheduled to commence distribution an a scheduled date elected under Section 4.1.

      1.20     Settlement Date shall mean the date by which a lump sum payment shall be made or the date by which installment payments shall commence. Unless otherwise specified, the

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Settlement Date shall be the later of (i) January of the Plan Year following the Plan year in which the event triggering payout occurs or (ii) ninety (90) days following Termination of Employment. If the event triggering payout is death, the Administrator shall be provided with the documentation reasonably necessary to establish the fact of the Participant's death. Notwithstanding the foregoing or any other provision of the Plan, in the event that at the time of payout any stock of the Company is publicly traded on an established securities market and the Participant is a "key employee" (as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of the Company, the Settlement Date following a Termination of Employment shall be no earlier than the earlier of (i) the last day of the sixth (6th) complete calendar month following the Participant's Termination of Employment, or (ii) the Participant's death, consistent with the provisions of Code Section 409A. Any payments delayed by reason of the preceding sentence shall be caught up and paid in a single lump sum on the first day such payment is permissible consistent with the provisions of Code Section 409A.

1.21           Subsidiaries shall mean a majority owned subsidiaries or other entities in which OSI Restaurant Partners, LLC. or any of its majority owned subsidiaries owns a majority partnership or other equity interest or serves as general partner, as may from time to time be designated as participating employers in the Plan by the Administrator and on behalf of which OSI Restaurant Partners, LLP. and the Administrator shall act as agents for purposes of adoption, amendment and administration of the Plan and all associated matters or documentation.

1.22           Termination of Employment shall mean, with respect to a given Participant, the date when, for any reason, including by reason of Retirement, death or Disability, the level of services provided by such Participant to the Company (or any affiliate under common ownership aggregated with the Company for purposes of Code Section 409A) in any capacity has permanently decreased to a level equal to no more than 20 percent of the average level of services performed by such Participant for the Company during the immediately preceding 36-month period (or the Participant's full period of services to the Company if a lesser period).

1.23           Unforeseeable Emergency shall mean a severe financial hardship to the Participant resulting from an illness or accident involving the Participant, the Participant's spouse, or the Participant's dependent (as defined in Code Section 152 (a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant (but shall in all events correspond to the meaning of the term "unforeseeable emergency" in Code Section 409A).

1.24    Valuation Date shall mean either (i) the date through which earnings are credited or (ii) the date on which the value of an Account balance is established, and shall be as close to the payout or other event triggering valuation as is administratively feasible; provided, however, that in no event shall the Valuation Date occur earlier than the last day of the month preceding the month in which the payout or other event triggering valuation occurs.

1.25           Years of Participation shall mean the cumulative consecutive Plan Years the Participant has participated in the Plan, beginning with the first complete Plan Year coinciding with or beginning after the Participant's election to participate in the Plan. A Participant shall be considered a Participant in the Plan for purposes of accumulating Years of Participation at all

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times prior to Termination of Employment during which the Participant possesses a positive Account balance even if the Participant is not making any deferrals during such period.

1.26           Years of Service shall mean the cumulative consecutive years of continuous full-time employment with the Company, beginning on the first day of the calendar year in which the Participant first began service with the Company and counting each anniversary thereof.

ARTICLE 2
Participation

2.1           Elective Deferral. Each year a Participant may elect to defer any whole percentage between five percent (5%) and ninety percent (90%) of Base Salary and/or any whole percentage between five percent (5%) and one hundred percent (100%) of Bonus or in excess of a specified dollar amount of Bonus earned by the Participant for the applicable Plan Year. The Administrator may further limit the minimum or maximum amount deferred by an Participant or group of Participants, or waive the foregoing limits for any Participant or group of Participants, for any reason.

2.2           Participation Election Form. In order to make a deferral, an Eligible Executive must submit a Participation Election Form to the Administrator during the enrollment period established by the Administrator prior to the beginning of the Plan Year during which the services are performed for which such Base Salary or Bonus are earned. Notwithstanding the foregoing, within 30 days after an Eligible Executive first becomes eligible to participate in the Plan (if the Eligible Executive is not already participating in any Company sponsored deferral arrangement which is aggregated with this Plan for purposes of Code Section 409A) the Administrator may establish a special enrollment period for such Eligible Executive to allow deferrals of Base Salary or Bonus attributable to services performed during the balance of such Plan Year. Each Participant shall be required to submit a new Participant Election Form on a timely basis each Plan Year in order to make a deferral election for such subsequent Plan Year. An election to defer Base Salary or Bonus shall be irrevocable upon termination of the enrollment period except as provided in Section 5.6 in the event the Participant becomes Disabled or Section 5.5 in the case of an Unforeseeable Emergency.

2.3           Elections Regarding Time and Form of Payout. At the time that a Participant makes a deferral election with respect to a Plan Year, the Participant shall also designate the time and form that such deferral shall be distributed (together with any discretionary Company Contributions made for such Plan Year pursuant to Section 2.4 and all notional earnings on the deferral and any Company Contributions). All elections must provide for distribution to be made at a time and in a form that is consistent with the distribution options made available under the Plan. Except as expressly provided herein, an election with respect to the time and form of benefit payouts may not be changed, nor may any distribution be accelerated. A subsequent election that delays payment or changes the form of payment is permitted only if all of the following requirements are met:

          (1)    the new election does not take effect until at least twelve (12) months after the date on which the new election is made;

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(2)           in the case of payments made on account of Termination of Employment (other than by reason of death or Disability)or according to a Scheduled Distribution, the new election delays payment for at least five (5) years from the date that payment would otherwise have been made, absent the new election; and

(3)           in the case of payments made according to a Scheduled Distribution, the new election is not made less than twelve (12) months before the date on which payment would have been made (or, in the case of installment payments, the first installment payment would have been made) absent the new election.

Election changes made pursuant to this Section shall be made on written forms provided by the Administrator, and in accordance with rules established by the Administrator and shall comply with all requirement of Code Section 409A and applicable Treasury Regulations.

2.4           Company Contributions. From time to time, the Company may make a discretionary Company Contribution to the Plan on behalf of an Eligible Employee or existing Participant. Company Contributions shall be made in the complete and sole discretion of the Company. Company Contributions shall be notional credits to the Accounts of Participants, with the amount actually credited to the Account being net of all employment taxes required to be withheld on the Company Contribution, as conclusively determined by the Administrator. Company Contributions shall vest at the time or according to the schedule specified by the Administrator at the time the contributions is made. No Participant or other employee of the Company shall have a right to receive a Company Contribution in any particular year or in any particular amount based on the fact that Company Contributions are made at such time or in such amount on behalf of another Participant.

ARTICLE 3
Accounts

3.1           Participant Accounts. A separate Retirement Account or Scheduled Distribution Account shall be maintained for each Plan Year for which a Participant has made a deferral election pursuant to this Plan, and shall be credited with the Participant's deferrals directed by the Participant to such Account at the time such amounts would otherwise have been paid to the Participant. A separate Account shall be maintained for each Company Contribution made on behalf of each Participant and shall be credited with the Company Contribution at the time specified by the Administrator. Accounts shall be deemed to be credited with notional gains or losses as provided in Section 3.3 from the date the deferral or the Company Contribution is credited to an Account through the Valuation Date.

   3.2           Vesting of Accounts. All voluntary deferrals and notional earnings thereon credited to a Participant's Accounts shall be fully vested at all times. Company Contributions and earnings thereon shall vest as specified by the Administrator at the time the Company Contributions is made.

      3.3     Crediting Rate. The Crediting Rate on amounts in a Participant's Account shall be based on the Participant's choice among the investment alternatives made available from time to time by the Administrator. The Administrator shall establish a procedure by which a

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Participant may elect to have the Crediting Rate based on one or more investment alternatives and by which the Participant may change investment elections daily and may rebalance Account investments monthly. Notwithstanding the preceding sentence, the Administrator may impose the following restrictions on changing investment elections daily and/or rebalancing Account investments monthly: (i) in the case of any investment alternative that guarantees a fixed interest return, limitations on the ability to transfer out of such investment alternative and nonrecognition of that investment alternative in implementing any monthly rebalancing of the Account; and (ii) in the case of all investment- alternatives, limitations designed to prevent- excessive short term trading in the Account or otherwise deemed necessary or desirable by the Administrator. The Participant's Account balance shall reflect the investments selected by the Participant. If an investment selected by a Participant sustains a loss, the Participant's Account shall be reduced to reflect such loss. The Participant's choice among investments shall be solely for purposes of calculation of the Crediting Rate. If the Participant fails to elect an investment alternative, the Crediting Rate shall be based on a default investment alternative selected for this purpose by the Administrator. The Company shall have no obligation to set aside or invest funds as directed by the Participant and, if the Company elects to invest funds as directed by the Participant, the Participant shall have no more right to such investments than any other unsecured general creditor

3.4           Statement of Accounts. The Administrator shall provide each Participant with statements at least annually setting forth the Participant's Account balance as of the end of each year.

ARTICLE 4
Scheduled Distributions

4.1           Election. The Participant may make an election on the Participant Election Form at the time of malting a deferral to take a Scheduled Distribution from the Account established by the Participant for such purpose, including any earnings credited thereon. The Participant may elect to receive the Scheduled Distribution in January of any Plan Year on or after the third (3rd) Plan Year following the enrollment period in which such Scheduled Distribution is elected and may elect to have the Scheduled Distribution distributed over a period of up to four (4) years.

4.2           Timing of Scheduled Distribution. The Scheduled Distribution shall commence in January of the Plan Year elected by the Participant in the Participant Election Form unless preceded by a Termination of Employment. In the event of a Termination of Employment prior to the date elected for a Scheduled Distribution, all outstanding amounts credited to the participant's Scheduled Distribution Accounts shall be paid in the form provided in Section 5.2 of the Plan. In the event such Termination of Employment is a result of the Participant's death, outstanding Scheduled Distribution Accounts shall be paid as provided in Section 5.4 of the Plan.

ARTICLE 5
Benefits

5.1           Termination Benefits.  In the event of the Participant's Termination of Employment other than by reason of Disability or death, the Participant shall be entitled to receive an amount equal to the total balance of all of the Participant's Accounts, credited with

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notional earnings as provided in Article 3 through the Valuation Date. The benefits shall be paid in a single lump sum unless the Participant has completed either five (5) Years of Participation or ten (10) Years of Service as of the date of Termination of Employment, in which case, the Account shall be paid as elected by the Participant pursuant to Section 2.3. The Participant may elect to receive such retirement benefits in substantially equal annual installments over a specified period of two to fifteen (15) years. Retirement benefits shall commence on the Settlement Date next following Termination of Employment.

5.2           Early Termination Benefit. Upon Termination of Employment other than by reason of Disability or death prior to completion of either five (5) Years of Participation or ten (10) Years of Service, the Company shall pay to the Participant a termination benefit equal to the balance on Termination of Employment of all of the Participant's Accounts credited with notional earnings as provided in Article 3 through the Valuation Date. The early termination benefits shall be paid in a single lump sum on the Settlement Date following Termination of Employment.

5.3           Death Benefits. If the Participant dies prior to commencement of benefits from a particular Account, the Company shall pay to the Participant's Beneficiary a death benefit equal to the total balance on death of the Participant's Account credited with notional earnings as provided in Article 3 through the Valuation Date in the form of a single lump on the Settlement Date following the Participant's death. If the Participant dies after benefits have commenced from a particular Account, the Company shall pay to the Participant's Beneficiary an amount equal to the remaining benefits payable to the Participant from such Account over the same period such benefits would have been paid to the Participant, subject to Section 5.6.

5.4           Distributions For Unforeseeable Emergency  Upon a fording that the Participant (or, after the Participant's death, the Beneficiary) has suffered an Unforeseeable Emergency, the Administrator may at the request of the Participant, and subject to compliance with Code Section 409A, approve cessation of current deferrals or accelerate distribution of benefits under the Plan in an amount reasonably necessary to alleviate such Unforeseeable Emergency. The amount distributed pursuant to this Section with respect to an emergency shall not exceed the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause an Unforeseeable Emergency).

      5.5    Disability. In the event a Participant becomes Disabled, deferral elections shall cease. In the event of Termination of Employment by reason of Disability, prior to commencement of benefits from a particular Account, the Participant shall be entitled to receive the total balance of the Participant's Account credited with notional earnings as provided in Article 3 through the Valuation Date in the form of a single lump on the Settlement Date following the Participant's Termination of Employment. If the Participant's Termination of Employment by reason of Disability occurs after benefits have commenced from a particular Account, the Company shall pay the remaining benefits to the Participant from such Account over the same period such benefits would have been paid to the Participant, subject to Section 5.6.

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5.6           Small Benefit Exception. Notwithstanding the foregoing, in the event the sum of all benefits payable to the Participant from all of the Participant's Accounts at the time of the Participant's Termination of Employment (and all other amounts payable to the Participant under other arrangements which are aggregated with this Plan under Section Code 409A) is less than the applicable dollar amount under Code Section 402(g)(1)(B) for the calendar year of payment, the Administrator may, in its complete and sole discretion, pay all benefits to the Participant under the Plan in a single lump sum on the Settlement Date following Termination of Employment.

ARTICLE 6
Amendment and Termination of Plan

6.1           Amendment or Termination of Plan. The Company may, at any time, direct the Administrator to amend or terminate the Plan, except that no such amendment or termination may reduce a Participant's Account balance or accelerate benefits under the Plan in violation of Code Section 409A. For purposes of applying the change in timing of payment rules under Code Section 409A to any amendment of the Plan, each installment payment from each Account shall be treated as a separate payment. If the Company terminates the Plan, the Company shall pay to each Participant the balance of the Participant's Accounts at the time and in the form such amounts would have been paid absent such Plan termination. Notwithstanding the foregoing, to the extent permitted under Code Section 409A and applicable authorities, the Company may, in its complete and sole discretion, accelerate distributions under the Plan in the event of (i) "change in the ownership or effective control of the corporation," (ii) "change in the ownership of a substantial portion of the assets of the corporation," (iii) liquidation or bankruptcy of the Company, or (iv) any other circumstances permitted under Code Section 409A.

ARTICLE 7
Beneficiaries

7.1           Beneficiary Designation.  The Participant shall, at the commencement of participation in the Plan, designate any person as the Beneficiary to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective upon being submitted in writing to, and received by, the Administrator during the Participant's lifetime on a form prescribed by the Administrator. The Beneficiary designation may be changed by the Participant at any time. Notwithstanding the foregoing, a Beneficiary designation, or any change thereto, shall not be valid unless a Participant has complied with any applicable laws in selecting the Beneficiary other than the Participant's spouse.

7.2           Revision of Designation. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary.
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7.3           Successor Beneficiary. If the primary Beneficiary dies prior to complete distribution of the benefits provided in Article 4, the remaining Account balance shall be paid to the contingent Beneficiary selected by the Participant.

7.4           Absence of Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.

ARTICLE 8
Administration/Claims Procedures

8.1           Administration. The Plan shall be administered by the Administrator, which shall have the exclusive right and full discretion (i) to interpret the Plan, (ii) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies or omissions), (iii) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, (iv) to appoint agents, and (v) to make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. All interpretations of the Administrator with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No member of the Administrator shall be liable for any determination, decision, or action made in good faith with respect to the Plan. The Administrator may delegate any of its rights, powers and duties regarding the Plan to any person(s) or entity(ies). The Company will indemnify and hold harmless the members of the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

8.2           Claims Procedure. Any Participant, former Participant or Beneficiary may file a written claim with the Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Administrator shall determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than 90 days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) a description of any additional material or information that is necessary to process the claim, (iv) an explanation of the procedure for further reviewing the denial of the claim, and (v) if applicable, an explanation of the claimant's right to submit the claim for binding arbitration in the event of an adverse determination on review.

      8.3    Review Procedures. Within 60 days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial.

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Such review shall be undertaken by the Administrator and shall be a full and fair review. The claimant shall have the right to review all pertinent documents. The claimant may submit written comments, documents, records and other information relating to the claim for benefits, and such information shall be taken into account for purposes of the review without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator shall issue a decision not later than 60 days after receipt of a request for review from a claimant unless special circumstances require a longer period of time for processing, in which case written notice of the extension, indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review, shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific reference to any provisions of the Plan on which the decision is based, and an explanation of the claimant's right to submit the claim for binding arbitration in the event of an adverse determination on review.

ARTICLE 9
Conditions Related to Benefits

9.1           Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Those benefits shall be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law. Notwithstanding the foregoing, the Administrator shall have full power and authority to the extent consistent with Code Section 409A and other applicable laws to comply with all liens by the Internal Revenue Service and any bona fide domestic relations orders and to adjust any amounts otherwise payable under the Plan accordingly.

9.2           No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

9.3           Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan. If the Participant fails to cooperate or makes any material misstatement of information, then no benefits shall be payable to the Participant under the Plan, except that benefits may be payable in a reduced amount in the sole discretion of the Administrator.

9.4           Withholding. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements, Social Security and other employee tax or other requirements applicable to the granting, crediting, vesting or payment of benefits under the Plan. If no arrangement is made, the

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Company may provide, at its discretion, for such withholding, tax, and other payments as may be required, including, without limitation, the reduction of amounts otherwise payable to the Participant. If the Company pays such amounts on behalf of the Participant or Beneficiary, the Company shall be entitled to recover such amounts on demand with interest at the Wall Street Journal Prime Rate compounded monthly.

9.5           Assumptions and Methodology.  The Administrator shall establish the assumptions and method of calculation used in determining the -benefits, earnings, payments, fees, expenses or any other amounts required to be calculated under the terms of the Plan. Such assumptions and methodology shall be established by the Administrator and made available to Participants and may be changed from time to time by the Administrator.

9.6           Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Neither such trust or trusts, nor the assets thereof, however, shall be located outside of the United States. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

ARTICLE 10
Miscellaneous

10.1           Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

10.2           Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

10.3           Gender. Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

10.4           Captions. The captions of the articles, paragraphs and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.5           Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

      10.6     Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

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10.7           Notice. Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Administrator, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Administrator.

10.8           Inability to Locate Participant or Beneficiary. It is the responsibility of a Participant to apprise the Administrator of any change in address of the Participant or Beneficiary. In the event that the Administrator is unable to locate a Participant or Beneficiary for a period of three (3) years, the Participant's Account shall be forfeited to the Company.

10.9           Errors in Benefit Statement or Distributions. In the event an error is made in a benefit statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event that an error is made in withholding of a deferral, it shall be corrected immediately upon discovery of such error by payment of compensation or withholding of other compensation payable from the Company within the same taxable year in compliance with corrections procedures established under Section 409A or applicable Internal Revenue Service amnesty programs. In the event of an error in a distribution, the Participant's Account shall, immediately upon the discovery of such error, be adjusted to reflect such under or over payment and, if possible, the next distribution shall be adjusted upward or downward to correct such prior error in compliance with corrections procedures established under Section 409A or applicable Internal Revenue Service amnesty programs. If the remaining balance of a Participant's Account is insufficient to cover an erroneous overpayment, the Company may, at its discretion and if permitted under Code Section 40.9A., offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law) to recoup the amount of such overpayment(s).

10.10          ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

10.11          Applicable Law. In the event any provision of, or legal issue relating to, this Plan is not fully preempted by ERISA, such issue or provision shall be governed by the laws of the State of Florida.

11.12          Arbitration. Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures under this Plan shall be settled by arbitration in accordance with the applicable employment dispute resolution rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for

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OSI Restaurant Partners, LLC HCE Deferred Compensation Plan

arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. The arbitrators may award reasonable fees and expenses to the prevailing party in any dispute hereunder and shall award reasonable fees and expenses in the event that the arbitrators find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this   11th   day of November, 2008.

            OSI RESTAURANT PARTNERS, LLC

             By: /s/ Joseph J. Kadow___________
             Joseph J. Kadow

             Its: Executive Vice President

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